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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated September 9, 1999 on the Music Marketing Network, Inc. financial statements and to all references to our Firm included in or made part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP
                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey
April 4, 2000